UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): April 14, 2009

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2009, First Capital Bank (the “Bank”) entered into a Change in Control Agreement with K. Bradley Hildebrandt, (the “Officer”) Executive Vice President of First Capital Bank, the wholly-owned subsidiary of the registrant. In the event the Officer’s employment with the Bank terminates or is terminated during the six (6) months immediately preceding or immediately following a Change in Control (as defined in the agreement), unless such termination in either case is or was (A) because of the death of the Officer, (B) by the Bank for Cause or Disability or (C) by the Officer other than for Good Reason (all such capitalized terms are defined in the agreement), Officer shall be entitled to receive payment from the Bank in an amount equal to one (1) times Officer’s annual base salary in equal installments over the next twelve (12) months.

A copy of the Change in Control Agreement is attached hereto as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Designation of Exhibit
10.4	Change in Control Agreement dated April 14, 2009 between First Capital Bank and K. Bradley Hildebrandt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: April 16, 2009	By:	/s/ William W. Ranson
William W. Ranson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.4	Change in Control Agreement dated April 14, 2009 between First Capital Bank and K. Bradley Hildebrandt

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